Exhibit 99.1

QWEST ANNOUNCES KEY LEADERSHIP CHANGE

•                  CFO John Richardson to leave company

•                  Search for successor is under way

DENVER, April 4, 2008 — Qwest Communications International Inc. (NYSE: Q) and its Board of Directors announced today that John W. Richardson, executive vice president and chief financial officer, will be leaving the company. Richardson, 63, will continue as CFO while Qwest conducts a search for a successor.

“We want to thank John for all of his hard work during the past five years,” said Edward A. Mueller, Qwest chairman and chief executive officer. “We believe that, in part due to John’s efforts, the company is on sound footing. We look forward to identifying the best candidate to replace John. In the meantime, we will continue to execute on our strategies.”

About Qwest

Qwest offers a powerful combination of award-winning broadband, video and voice solutions for residential customers, businesses and government agencies. Customers coast to coast turn to Qwest’s industry-leading national fiber optic network to meet their evolving communications and entertainment needs. Qwest employees are the driving force behind the company’s nationally recognized Spirit of Service. Qwest is a participant in Networx, the largest communications services contract in the world, to provide innovative voice, data and video services.  For more information on Qwest please visit www.qwest.com. For information about the products and services Qwest is offering in the Networx contract, visit www.gsanetworx.com

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Forward-Looking Statements Note

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to further de-lever our balance sheet; adverse results of increased review and scrutiny by media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this release is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The marks that comprise the Qwest logo are registered trademarks of Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Diane Reberger	Rahn Porter
	303-992-1662	800-567-7296
	Diane.reberger@qwest.com	IR@qwest.com